UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 23, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On January 23, 2008, Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) entered into an amendment (the “Amendment”) to the Partnership’s $600 million, 5-year unsecured revolving credit agreement, which Amendment is described in Item 2.03 of this report and is incorporated by reference into this Item 1.01.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On November 13, 2006, the Partnership entered into a 5-year unsecured revolving credit agreement (as amended, the “Credit Agreement”) with a syndicate of banks led by SunTrust Bank, as administrative agent (the “Agent’) on behalf of the lenders party thereto (the “Lenders”). On January 23, 2008, the Partnership entered into the Amendment, which, among other things:

•                  permits certain of the Partnership’s subsidiaries, including Buckeye Energy Holdings LLC, Buckeye Energy Services LLC and, following its acquisition by the Partnership as previously announced on December 21, 2007, Farm & Home Oil Company LLC (the “Marketing Entities”), to incur up to $250,000,000 of indebtedness (the “Marketing Loans”), and to secure the Marketing Loans with liens on any or all of the assets of the Marketing Entities;

•                  permits the Marketing Entities to issue, and the Partnership to guarantee, performance bonds in an aggregate amount not to exceed $50,000,000;

•                  permits the Marketing Entities to incur up to $5,000,000 of equipment lease obligations and liens on the equipment securing such lease obligations;

•                  permits the Marketing Entities (i) to incur up to $5,000,000 of indebtedness owing to major oil companies (the “Intermediate Loans”), (ii) to make up to $5,000,000 of loans and advances to retail distributors of transportation fuels  (the “Intermediate Investments”), and (iii) to secure the Intermediate Loans with liens on the Intermediate Investments;

•                  amends the funded debt ratio covenant to exclude from the calculation of funded debt each of the following: (i) the lesser of (a) 90% of the value of the Marketing Entities’ Hedged Eligible Inventory (as defined in the Amendment) plus 70% of certain outstanding accounts receivable of the Marketing Entities or (b) the amount outstanding under the Marketing Loans; (ii) performance bonds or letters of credit of the Marketing Entities (in an aggregate amount not to exceed $50,000,000) and guaranties thereof by the Partnership insuring fuel tax liabilities of the Marketing Entities and the obligations of the Marketing Entities under product purchase and/or supply agreements; and (iii) the Intermediate Loans; and

•                  establishes additional reporting requirements pursuant to which the Partnership must provide the Administrative Agent with each of the following: (i) a report describing the hedging agreements to which the Marketing Entities are parties within 15 days after the end of each of the Partnership’s fiscal months; (ii) an accounts receivable aging report for the Marketing Entities within 15 days after the end of each of the Partnership’s fiscal months; and (iii) copies of any borrowing base reports required under the Marketing Loans.

No changes were made to the interest rates applicable to the amounts borrowed under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to Credit Agreement, dated as of January 23, 2008, by and among the Partnership, the Agent and the lenders signatory thereto, which is attached hereto as Exhibit 10.1; the Second Amendment to Credit Agreement, dated as of August 24, 2007, by and among the Partnership, the Agent and the lenders signatory thereto, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 28, 2007; the First Amendment to Credit Agreement, dated as of May 18, 2007, by and among the Partnership, the Agent and the lenders signatory thereto, which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on July 30, 2007; and the Credit Agreement, dated as of November 13, 2006, by and among the Partnership, the Agent and the lenders signatory thereto, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 16, 2006.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	10.1	Third Amendment to Credit Agreement, dated January 23, 2008, among the Partnership, SunTrust Bank, as administrative agent, and the lenders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: January 28, 2008

Exhibit Index

Exhibit

10.1	Third Amendment to Credit Agreement, dated January 23, 2008, among the Partnership, SunTrust Bank, as administrative agent, and the lenders signatory thereto